Exhibit 4.7

Execution Version

THIRD AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF DECEMBER 13, 2010

AMONG

WESTWAY GROUP, INC.,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of December 13, 2010, is among Westway Group, Inc., a Delaware corporation (the “Borrower”); each Guarantor (together with the Borrower, each an “Obligor”); each of the Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Agents and the Lenders are parties to that certain Credit Agreement dated as of November 12, 2009 (as amended by that certain First Amendment to Credit Agreement dated as of June 22, 2010, that Second Amendment to Credit Agreement dated as of November 5, 2010, and as further amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Majority Lenders to enter into this Third Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Third Amendment. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01.

(a) The following definition is hereby amended to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, and as the same may from time to time be amended, modified, supplemented or restated.

“Overdraft Facility” means any overdraft facility, as the same may be amended and revised from time to time, among Westway Holdings Netherlands BV, as the company, and JPMorgan, as the bank, including any Schedules, Exhibits, Annexes or other documents attached or related thereto.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of December 13, 2010, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means December 13, 2010.

2.2 Amendment to Section 9.04(c). Section 9.04(c) is hereby amended to read:

(c) the Borrower may if no Default or Event of Default then exists or would result from such Restricted Payment, make redemptions or repurchase of warrants or common stock issued by the Borrower, provided that the aggregate amount of all such redemptions or repurchases does not exceed $15,000,000.

Section 3. Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Person.

3.2 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Third Amendment.

The Administrative Agent is hereby authorized and directed to declare this Third Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment. The parties agree that this Third Amendment is a Loan Document.

4.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 No Oral Agreement. This Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.5 GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BORROWER:	WESTWAY GROUP, INC.

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

SIGNATURE PAGE 4

Third Amendment

GUARANTORS:	WESTWAY TERMINAL COMPANY LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

WESTWAY TERMINAL CINCINNATI LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

WESTWAY FEED PRODUCTS, LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

WESTWAY HOLDINGS INTERNATIONAL, LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Secretary

WESTWAY INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Authorized Representative

SIGNATURE PAGE 2

Third Amendment

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swing Line Lender

	By:	/s/ Kathryn G. Broussard
	Name:	Kathryn G. Broussard
	Title:	Senior Vice-President

SIGNATURE PAGE 3

Third Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kathryn G. Broussard
	Name:	Kathryn G. Broussard
	Title:	Senior Vice-President

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE 4

Third Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

REGIONS BANK

	By:	/s/ Scott J. Sarrat
	Name:	Scott J. Sarrat
	Title:	Vice-President

CAPITAL ONE, N.A.

By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE 4

Third Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

	By:	/s/ Katharine Kay
	Name:	Katharine Kay
	Title:	Senior Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE 4

Third Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

	By:	/s/ Robert M. Mandula
	Name:	Robert M. Mandula
	Title:	Managing Director

	By:	/s/ Izumi Fukushima
	Name:	Izumi Fukushima
	Title:	Executive Director

SIGNATURE PAGE 4

Third Amendment

SUNTRUST BANK

By:	/s/ Carmen Malizia
Name:	Carmen Malizia
Title:	Vice President

COMPASS BANK

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:
Name:
Title:

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

Third Amendment

SUNTRUST BANK

By:
Name:
Title:

COMPASS BANK

By:	/s/ David C. Moriniere
Name:	David C. Moriniere
Title:	Senior Vice President

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:
Name:
Title:

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

Third Amendment

SUNTRUST BANK

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:	/s/ Eric B. Goebel
Name:	Eric B. Goebel
Title:	Vice President

COBANK ACB

By:
Name:
Title:

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

Third Amendment

SUNTRUST BANK

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:	/s/ M. H. Whipple
Name:	M. H. Whipple
Title:	Vice President Agr. Business Banking Group

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

Third Amendment

SUNTRUST BANK

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:
Name:
Title:

SOCIETE GENERALE

By:	/s/ Sebastien Ribatto
Name:	Sebastien Ribatto
Title:	Managing Director

SIGNATURE PAGE 5

Third Amendment